Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-203191 on Form S-8 of our reports relating to the consolidated financial statements of Tutor Perini Corporation and the effectiveness of Tutor Perini Corporation's internal control over financial reporting dated February 27, 2018, appearing in the Annual Report on Form 10-K of Tutor Perini Corporation for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Los Angeles, California

May 30, 2018